ING





                      POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of Golden American Life Insurance Company ("Golden American"), constitute and appoint, Myles R. Tashman and Linda E. Senker, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following Golden American registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

o Post-Effective Amendment No. 11 to Separate Account B of Golden American's Registration Statement on Form N-4 (Nos. 333-28679; 811-5626).
o Initial registration of fixed account interests on Golden American's Registration Statement on Form S-1 (No. 333-______).


Signature                          Title                               Date
---------                          -----                               ----

/s/ Robert C. Salipante    Director and Chief Executive Officer  August 21, 2001
-----------------------
    Robert C. Salipante

/s/ Wayne R. Huneke        Director, Senior Vice President and   August 21, 2001
-----------------------    Chief Financial Officer
    Wayne R. Huneke

/s/ Thomas J. McInerney    Director                              August 21, 2001
-----------------------
    Thomas J. McInerney

/s/ Phillip R. Lowery      Director                              August 21, 2001
-----------------------
    Phillip R. Lowery

/s/ Mark A. Tullis
-----------------------    Director                              August 22, 2001
    Mark A. Tullis


1475 Dunwoody Drive                      ING Investment Products
West Chester, PA  19380-1478             distributed by Directed Services, Inc.,
                                         member NASD
110542